As filed with the Securities and Exchange Commission on March 25, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

MGIC INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	6381	39-1486475
(State or other jurisdiction of	(Primary Standard Industry	(I.R.S. Employer Identification No,)
incorporation or organization)	Classification Code Number)
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
(414) 347-6480
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jeffrey H. Lane
Executive Vice President, Secretary and General Counsel
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
(414) 347-6480
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Benjamin F. Garmer, III
Patrick G. Quick	Edward S. Best
Foley & Lardner LLP	Mayer Brown LLP
777 East Wisconsin Avenue	71 South Wacker Drive
Milwaukee, Wisconsin 53202	Chicago, Illinois 60606
(414) 271-2400	(312) 701-7100
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. :
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-149506
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. :
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. :
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to Be Registered	Aggregate Offering Price(1)	Registration Fee(2)
Common Stock, $1.00 par value	$80,500,000	$3,163.65
Common Share Purchase Rights(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	See the certification pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures [17 CFR 202.3a(c)] under the Securities Act of 1933, herein regarding the payment of the filing fee.
(3)	The common share purchase rights are attached to and traded with the shares of common stock being registered. The value attributable to the common share purchase rights, if any, is reflected in the value attributable to the common stock.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-149506) filed by MGIC Investment Corporation with the Securities and Exchange Commission (the “Commission”) on March 3, 2008, as amended, which was declared effective by the Commission on March 24, 2008, are incorporated herein by reference.
Certification
     Pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures [17 CFR 202.3a(c)] under the Securities Act of 1933, the registrant hereby certifies that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount from the registrant’s account to U.S. bank, the U.S. Treasury designated lockbox depository, as soon as practicable, but no later than March 25, 2008, (ii) the registrant will not revoke such instructions; and (iii) the registrant has sufficient funds in such account to cover the amount of such filing fee.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on March 25, 2008.

MGIC Investment Corporation
By:	/s/ J. Michael Lauer
J. Michael Lauer
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on March 25, 2008.

Signature	Title

* Curt S. Culver	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
* J. Michael Lauer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Joseph J. Komanecki	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
* James A. Abbott	Director
* Karl E. Case	Director
* David S. Engleman	Director
Thomas M. Hagerty	Director
* Kenneth M. Jastrow, II	Director
* Daniel P. Kearney	Director
* Michael E. Lehman	Director
* William A. McIntosh	Director
* Leslie M. Muma	Director
* Donald T. Nicolaisen	Director

* By:	/s/ J. Michael Lauer
J. Michael Lauer, Attorney-in-Fact and Individually

INDEX TO EXHIBITS

Exhibit
No.	Description

(5)	Opinion of Foley & Lardner LLP (including consent of counsel)

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5))

(23.2)	Consent of PricewaterhouseCoopers LLC

(24)	Power of Attorney (included on the signature page to Registration Statement No. 333-149506).